UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             CURRENT REPORT Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


     Date of report (Date of earliest event reported)   November 30, 2004
                                                        -----------------------

                         The Hallwood Group Incorporated
-------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
-------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

          1-8303                                         51-0261339
-------------------------------------------------------------------------------
   (Commission File Number)                   (IRS Employer Identification No.)


  3710 Rawlins, Suite 1500, Dallas, Texas                     75219
-------------------------------------------------------------------------------
  (Address of Principal Executive Offices)                   (Zip Code)

                                 (214) 528-5588
-------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


-------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

     On November 30, 2004, Hallwood Energy Corporation ("HEC"), a private energy company of which The Hallwood Group Incorporated (the "Company") owns approximately 28% (22% after consideration of stock options), entered into a merger agreement with Chesapeake Energy Corporation and one of its subsidiaries ("Chesapeake"), under which Chesapeake will acquire HEC for a total cash price of approximately $292 million, subject to adjustment for transaction costs, changes in working capital and certain other matters. The merger is subject to the approval of HEC's stockholders. The transaction is expected to be completed by approximately December 15, 2004.

     Certain statements in this report may constitute "forward-looking statements" which are subject to known and unknown risks and uncertainties including, among other things, that the contemplated transaction is subject to certain conditions and, therefore, may not be completed or may be completed on terms different than those described.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       THE HALLWOOD GROUP INCORPORATED



Date:   November 30, 2004              By:      /s/ Melvin J. Melle
                                       Name:    Melvin J. Melle
                                       Title:   Vice President